UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2006
Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(952) 449-9092
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(d)      Effective December 8, 2006, Richard White was appointed a member of the Board of Directors of Lakes Entertainment, Inc. (the “Company”) to serve until the next annual meeting of shareholders and the election of a successor. Mr. White has been a Managing Director and head of Private Equity Investment Department of Oppenheimer & Co. since 2004. Prior to that position, Mr. White served as President of Aeolus Capital Group, LLC and as a Managing Director of CIBC Capital Partners. Mr. White is currently a director of ActivIdentity Corporation (NASDAQ: ACTI), Escalade, Incorporated (NASDAQ: ESCA), and G-III Group. Ltd (NASDAQ: GIII).
Mr. White was not appointed to any committees of the Board of Directors at this time, and there were no arrangements or understandings with Mr. White regarding his appointment to the Company’s Board of Directors. Pursuant to the terms of the Company’s 1998 Director Stock Option Plan, Mr. White received non-qualified stock options to purchase up to 25,000 shares of the Company’s common stock at an option exercise price of $10.42 which is equal to the per share fair market value of the Company’s common stock on December 8, 2006.
A copy of the press release announcing the appointment of Mr. White to the Company’s Board of Directors is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

99.1	Lakes Entertainment, Inc. Press Release dated December 12, 2006
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: December 14, 2006	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lakes Entertainment, Inc. Press Release dated December 12, 2006